Exhibit 1.4

Court Meeting and Extraordinary General Meeting

The Voting Instructions must be signed, completed and received at the indicated address prior to
10:00 A.M. (New York City time) on May 4, 2010 for action to be taken.

2010 VOTING INSTRUCTIONS	AMERICAN DEPOSITARY SHARES

Hutchison Telecommunications International Limited (the “Company”)

ADS CUSIP No.:	44841T107.
ADS Voting Record Date:	5:00 P.M. (New York City time) on April 28, 2010.
Meeting Specifics:

Court Meeting and Extraordinary General Meeting (together, the “Meetings”) on May 12, 2010. The Court Meeting will be held at 11:00 A.M. (Hong Kong time). The Extraordinary General Meeting will be held at 11:45 A.M. (Hong Kong time) (or as soon thereafter as the Court Meeting shall have been concluded or adjourned). The Meetings will be held at the Grand Ballroom 1, 1st Floor, Harbour Grand Kowloon, 20 Tak Fung Street, Hunghom, Kowloon, Hong Kong.

Meeting Agenda:	Please refer to the Company’s Notice of Court Meeting and Notice of Extraordinary General Meeting in the Scheme Document enclosed herewith.
Depositary:	Citibank, N.A.
Deposit Agreement:	Amended and Restated Deposit Agreement, dated as of June 19, 2009.
Deposited Securities:	Ordinary Shares, par value HK$0.25 per Share, of the Company.
Custodian:	Citibank, N.A. - Hong Kong Branch.

The undersigned holder, as of the ADS Voting Record Date, of the American Depositary Shares issued under the Deposit Agreement and identified on the reverse side hereof (such American Depositary Shares, the “ADSs”), acknowledges receipt of a copy of the Company’s Notice of Court Meeting and Notice of Extraordinary General Meeting as enclosed and hereby authorizes and directs the Depositary to cause to be voted at the Meetings (and any adjournment or postponement thereof) the Deposited Securities represented by the ADSs in the manner indicated on the reverse side hereof.

In order for your Voting Instructions to be valid, you must be a Holder or Beneficial Owner of ADSs as of the ADS Voting Record Date (5:00 P.M. (New York City time) on April 28, 2010). If you sell your ADSs prior to the ADS Voting Record Date and you will not, as a result of such sale, be the Holder or Beneficial Owner of such ADSs as of the ADS Voting Record Date, please forward these materials to the person who will be the Holder or Beneficial Owner of the ADSs as of the ADS Voting Record Date. Copies of these materials can be obtained free of charge from Citibank, N.A. at 877-CITI-ADR (877-248-4237).

The Company’s ADS facility will be closed to withdrawals of the Company’s Ordinary Shares from 5:00 p.m. (New York City time) on April 28, 2010 to 9:00 a.m. (New York City time) on May 6, 2010. The Company’s ADS facility will also be closed to deposits and withdrawals beginning at 5:00 p.m. (New York City time) on May 17, 2010, and this closure will be permanent if the scheme of arrangement described in the enclosed Scheme Document becomes effective.

Please note that, pursuant to Section 4.10 of the Deposit Agreement, if the Depositary timely receives Voting Instructions from an ADS Holder (as of the ADS Voting Record Date) which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary shall deem such ADS Holder to have instructed the Depositary to vote in favor of the items set forth in the Voting Instructions.

In addition, please note that the Depositary shall, if so requested by the Company, represent all Deposited Securities for the sole purpose of establishing a quorum at the Meetings.

Please indicate on the reverse side hereof how the Deposited Securities are to be voted.

The Voting Instructions must be marked, signed and returned on time in order to be counted.

By signing on the reverse side hereof, the undersigned represents to the Depositary and the Company that the undersigned is duly authorized to give the Voting Instructions contained herein.

Item to be voted on at the Court Meeting

1.                                       To approve the scheme of arrangement under Section 86 of the Companies Law of the Cayman Islands as more fully described in the Scheme Document enclosed herewith.

Items to be voted on at the Extraordinary General Meeting

2.1                                 To approve the Special Resolution set forth in the Company’s Notice of Extraordinary General Meeting in the Scheme Document enclosed herewith.

2.2                                 To approve the Ordinary Resolution set forth in the Company’s Notice of Extraordinary General Meeting in the Scheme Document enclosed herewith.

A	Issues

	For	Against	Abstain

Resolution 1	☐	☐	☐

Resolution 2.1	☐	☐	☐

Resolution 2.2	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

If these Voting Instructions are signed and timely returned to the Depositary but no specific direction as to voting is marked above as to an issue, the undersigned shall be deemed to have directed the Depositary to give voting instructions “FOR” the unmarked issue.

Please be sure to sign and date these Voting Instructions.

Please sign your name to the Voting Instructions exactly as printed. When signing in a fiduciary or representative capacity, give full title as such. Where more than one holder as beneficial owner, each MUST sign. Voting Instructions executed by a corporation should be in full name by a duly authorized officer with full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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